                         SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of


                      THE SECURITIES EXCHANGE ACT OF 1934

                      February 7, 1997 (November 26, 1996)
                (Date of Report (Date of earliest event reported))


                          ADVANCED MEDICAL, INC.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in charter)




                                Delaware
-------------------------------------------------------------------------------
              (State or other jurisdiction of incorporation)



                                33-26398
-------------------------------------------------------------------------------
                         (Commission File Number)



                              13-3492624
-------------------------------------------------------------------------------
                  (IRS Employer Identification No.)



                        10221 Wateridge Circle
                          San Diego, CA 92121
-------------------------------------------------------------------------------
              (Address of principal executive officers)



                           (619)458-7000
        (Registrant's telephone number, including area code)

    This report on Form 8-K/A-1 supplements the report on Form 8-K (the
"Form 8-K") filed with the Securities and Exchange Commission on December 10, 1996 by Advanced Medical, Inc., a Delaware corporation ("Advanced Medical" or the "Registrant") to file pro forma financial statements reflecting the historical consolidated financial statements of the Registrant and IVAC Holdings, Inc. ("IVAC Holdings" or collectively with its subsidiaries other than River Medical, Inc. ("River"), the operations of which were discontinued in June 1996 (the "River Divestiture"), "IVAC").

ITEM 7.  FINANCIAL STATEMENTS & EXHIBITS

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         The required financial statements were previously filed in the Form 8-K.

    (b)  PRO FORMA FINANCIAL INFORMATION





          PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)


PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996 reflects the historical consolidated balance sheets of Advanced Medical and IVAC Holdings, adjusted to give effect to the Transactions, as if such transactions had occurred at September 30, 1996. The IVAC Holdings historical balance sheet at September 30, 1996 includes adjustments required to record the River Divestiture, including the write-down of River's assets to their estimated fair value and the accrual of discontinuation costs of $6.2 million.

     As of the date of closing, the Company will account for the Merger as a purchase and all required purchase accounting adjustments to record assets and liabilities at their estimated fair values will be made based on the actual purchase price and actual levels of the IVAC Holdings assets acquired and liabilities assumed. Management is in the process of completing the valuation analysis of the assets acquired and liabilities assumed. Accordingly, the final allocation of the purchase price could be materially different from that presented in the accompanying Pro Forma Condensed Consolidated Balance Sheet. The purchase price of the Merger is subject to adjustment based on certain factors such as the total IVAC Holdings cash and debt balances at the Merger Closing. Any adjustment to the purchase price will affect the amount allocated to intangible assets and will affect the amortization of intangibles in subsequent periods.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     The following Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 is based on the respective historical consolidated statements of operations of Advanced Medical and IVAC Holdings, adjusted to give effect to the Transactions and the River Divestiture, as if such transactions had occurred on January 1, 1995.

     The following Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1996 is based on the historical unaudited results of operations of Advanced Medical and IVAC Holdings, adjusted to give effect to the Transactions and the River Divestiture, as if such-transactions had occurred on January 1, 1996.

     The Pro Forma Condensed Consolidated Statements of Operations do not reflect certain cost savings and synergies that management has identified related to vendor consolidation and the elimination of duplicative costs for functional areas and facilities.

     The unaudited pro forma financial statements are based on assumptions the Company believes are reasonable. Such unaudited pro forma financial data should be read in conjunction with the Consolidated Financial Statements of Advanced Medical and the respective accompanying notes thereto included in the previously reported Form 10-K and the Consolidated Financial Statements of IVAC Holdings and the respective accompanying notes thereto included in the previously reported Form 8-K.

     The following pro forma financial data are not necessarily indicative of the Company's results of operations that might have occurred had such transactions been completed at the beginning of the periods specified, and do not purport to represent what the Company's consolidated results of operations might be for any future period.

                               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                  (UNAUDITED)
                                             (DOLLARS IN THOUSANDS)

                                                                         At September 30, 1996
                                                 -----------------------------------------------------------------------------
                                                  Advanced         IVAC                          Transactions       Company
                                                   Medical       Holdings       Combined         Adjustments       Pro Forma

               ASSETS

Current Assets:
      Cash and cash equivalents.................   $  2,971       $ 10,447       $ 13,418      $  195,750 (A)       $    515
                                                                                                  192,000 (B)
                                                                                                 (230,250)(C)
                                                                                                 (205,498)(E)
                                                                                                   40,000 (F)
                                                                                                   (1,701)(G)
                                                                                                   12,500 (H)
                                                                                                   (7,704)(I)
                                                                                                   (8,000)(J)

      Restricted cash and investement
        securities..............................   $  2,289                         2,289                              2,289
      Securities available for sale.............      3,592                         3,592                              3,592
      Receivables, net..........................     24,783         52,469         77,252                             77,252
      Inventory.................................     20,339         39,646         59,985          10,000 (C)         69,985
      Prepaid expenses and other current assets.      5,090          2,490          7,580           8,000 (C)         19,271
                                                                                                    3,691 (K)
                                                    --------       --------       --------                          --------

         Total current assets...................     59,064        105,052        164,116                            172,904

Restriced cash..................................     12,500                        12,500        ( 12,500)(H)           -
Net investment in sales-type
   and direct financing leases
   and long-term contract receivables...........     13,559         18,232         31,791                             31,791
Property, plant and equipment, net..............     14,212         44,966         59,178                             59,178
Other non-current assets........................     10,634          1,626         12,260           6,250 (A)         45,474
                                                                                                    8,000 (B)
                                                                                                   20,000 (C)
                                                                                                   (1,036)(E)

Intangible assets, net..........................     50,053         21,105         71,158         244,091 (C)        315,249
                                                    --------       --------       --------                          --------

         Total assets...........................   $160,022       $190,981       $351,003                           $624,596
                                                    --------       --------       --------                          --------
                                                    --------       --------       --------                          --------


     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Accounts payable..........................   $  8,465       $ 13,703       $ 22,168                           $ 22,168
      Accrued expenses and other liabilities....     15,134         49,643         64,777         (11,000)(C)         67,802
                                                                                                    4,274 (E)
                                                                                                    1,701 (G)
                                                                                                    8,000 (J)
                                                                                                   (6,000)(L)


      Short-term debt and current portion of
        long-term debt..........................        149         17,534         17,683          (1,250)(A)          3,933
                                                                                                   15,000 (E)
                                                    --------       --------       --------                          --------
          Total current liabilities.............     23,748         80,880        104,628                             93,903

                                                                               -                                 -
Long-term debt..................................     95,441        142,955        238,396        (200,750)(A)        422,864
                                                                                                 (200,000)(B)
                                                                                                   (2,192)(D)
                                                                                                   (5,250)(C)
                                                                                                  186,224 (E)
                                                                                                   37,500 (G)

Other non-current liabilities...................      2,454          2,737          5,191                              5,191
                                                    --------       --------       --------                          --------
          Total Liabilities.....................    121,643        226,572        348,215                            521,958

Manditorily redeemable equity securities........      7,704                         7,704           7,704 (I)           -
                                                    --------                      --------

Common Stock and capital in excess of par.......     61,657         33,855         95,512          33,855 (C)        139,157
                                                                                                  (40,000)(F)
                                                                                                  (37,500)(G)

Accumulated deficit.............................    (31,680)       (70,166)      (101,846)        (70,166)(C)        (37,217)
                                                                                                    2,192 (D)
                                                                                                    1,036 (E)
                                                                                                   (3,691)(K)
                                                                                                    6,000 (L)

Other stockholders' equity......................        698            720          1,418             720 (C)            698
                                                    --------       --------       --------                          --------
  Total stockholders' equity....................     30,675        (35,591)        (4,916)                           102,638
                                                    --------       --------       --------                          --------
  Total liabilities and
    stockholders' equity........................   $160,022       $190,981       $351,003                           $624,596
                                                    --------       --------       --------                          --------
                                                    --------       --------       --------                          --------



       See accompanying notes to Pro Forma Condensed Consolidated Balance Sheet.

                        NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                              (UNAUDITED)
                                         (DOLLARS IN THOUSANDS)


(A) Reflects receipt of gross proceeds of $202,000 from the initial borrowing under the New Credit Factility, net of issuance costs of $6,250 which have been included in other non-current assets.

            New Credit Facility consists of the following:

                Term loan facilities.............  $200,000
                Revolving credit facility (1)....     2,000
                                                   --------
                     Total New Credit Facility...  $202,000
                Current portion..................     1,250
                                                   --------
                Long-term........................  $200,750
                                                   --------
                                                   --------
            ---------------------
                (1) The actual amount borrowed under the
                    revolving credit facility at the Merger
                    Closing related to the Transactions was
                    $4,200.

(B) Reflects receipt of gross proceeds of $200,000 from the issuance of the Notes, net of $6,000 of selling commissions and $2,000 of offering expenses which have been reflected as debt issuance costs and included in other non-current assets.

(C) Reflects the allocation of the total Merger cost:


Cash Merger Consideration......................................  $   224,500
Estimated transaction fees in addition to debt issuance costs..        5,750
                                                                ------------
      Total cash payments in connection with Merger...........       230,250

Elimination of book value of net assets acquired:
Common stock and capital in excess of par......................      (33,855)
Accumulated deficit............................................       70,166
Cumulative translation adjustment and other....................         (720)
                                                                ------------
      Net stockholders' deficit................................       35,591
                                                                ------------
          Excess of cost over book value.......................  $   265,841
                                                                ------------
                                                                ------------

Allocation of excess cost over book value:

Amount assigned to inventory...................................  $    10,000
Deferred tax assets - current..................................        8,000
Deferred tax assets - non current..............................       20,000
Severance, bonus and restructuring related to IVAC personnel and facilities (see Note (L) below for IMED restructuring
  charges)....................................................      (11,000)
Premium payable in conection with the Debt Tender Offer and
  Consent Solicitation.........................................       (5,250)
Amount assigned to Intangible assets...........................      244,091
                                                                ------------
Total..........................................................  $   265,841
                                                                ------------
                                                                ------------


(D) Reflects the 10% redemption premium related to the 15% subordinated debentures of Advanced Medical.


(E) Reflects the retirement of the following long-term and current debt obligations and related accrued interest:


                                                                                                   Accrued
        Current debt:                                                                     Debt     Interest     Total
        IVAC existing credit facility ..................................                $ 15,000    $  165    $ 15,165
                                                                                        --------    ------    --------
        Long term debt:
        Existing Senior Notes (including redemption premium
           and consent fees of $5,250)......................................             105,250     3,248     108,498
        Junior Subordinated Notes of IVAC Holdings...........................             37,324       -        37,324
        Advanced Medical 15% subordinated debentures including 10%
           redemption premium(1).............................................             24,116       685      24,801
        IMED Existing Credit Facility(2).....................................             19,534       176      19,710
                                                                                        --------    ------    --------
        Total long-term debt.................................................            186,224     4,109     190,333
                                                                                        --------    ------    --------
        Total current and long-term debt.....................................           $201,224    $4,274    $205,498
                                                                                        --------    ------    --------
                                                                                        --------    ------    --------


(1) The Pro Forma Condensed Consolidated Balance Sheet also includes the write-off of unamortized debt issuance costs of $339.

(2) The Pro Forma Condensed Consolidated Balance Sheet also includes the write-off of related unamortized debt issuance costs of $697.

(F) Reflects the sale of 13,333,333 shares of Advanced Medical common stock to Decisions, Inc. for $40,000.

(G) Reflects the conversion of $37,500 of convertible notes payable to Decisons, Inc. in exchange for 26,088,806 shares of Advanced Medical Common stock and payment of accrued interest payable related to the convertible notes.

(H) Reflects reclassification of resticed cash to unrestricted cash for use in the Transactions.

(I) Reflects the redemption of all of Advanced Medical's 10% and 15% prefered stock and accrued dividends.

(J) Reflects $8,000 payment to Eli Lilly and Company which was made by IVAC Holdings prior to the consumation of the Merger and was paid from existing cash balances and/or with borrowings under IVAC's existing credit facility.

(K) Reflects income tax benefit at an estimated statutory rate of 40% related to the following: (i) IMED restructuring costs of $6,000, (ii) Advanced Medical write-off of unamortized debt issuance costs and redemption premium related to Advanced Medical 15% subordinated debentures and (iii) write-off of unamortized debt issuance costs related to IMED's Existing Credit Facility.

(L) Reflects $6,000 nonrecurring restructuring charge related to IMED facilities and severance payments.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)
                                (DOLLARS IN THOUSANDS)



                                                                      Year ended December 31, 1995
                                           --------------------------------------------------------------------------------
                                                                                    River
                                            Advanced      IVAC                   Divestiture      Transactions    Company
                                             Medical    Holdings    Combined    Adjustments (A)    Adjustments   Pro Forma
                                           ----------- ----------   ---------    ---------------   ------------  ----------
Net sales................................. $ 112,551   $ 240,971    $ 353,522      $     (794)                   $ 352,728
Cost of sales.............................    63,219     157,869      221,088          (5,357)                     215,731
                                           ----------  ----------   ----------                                   ----------
Gross margin..............................    49,332      83,102      132,434                                      136,997
                                           ----------  ----------   ----------                                   ----------


Selling and marketing.....................    16,567      43,994       60,561          (3,006)                      57,555
General and administrative................    10,661      28,381       39,042          (3,478)          8,136(B)    43,700

Research and development..................     7,386      12,083       19,469            (790)                      18,679
Purchased research and development........       -        22,883       22,883         (12,755)                      10,128
Restructuring.............................       -         5,944        5,944            (103)                       5,841
Other operating expense, net..............       -         1,497        1,497                                        1,497
                                           ----------  ----------   ----------                                   ----------
    Total operating expenses..............    34,614     114,782      149,396                                      137,400
                                           ----------  ----------   ----------                                   ----------
    Income (loss) from operations.........    14,718     (31,680)     (16,962)                                        (403)
                                           ----------  ----------   ----------                                   ----------
Other income (expense):
    Interest income (C)...................     2,525       3,506        6,031                                        6,031
    Interest expense......................    (8,153)    (27,969)     (36,122)            163         (37,784)(D)  (45,740)
                                                                                                       28,003 (E)
    Other, net............................       313         -            313                                          313
                                           ----------  ----------   ----------                                   ----------
                                              (5,315)    (24,463)     (29,778)                                     (39,396)
                                           ----------  ----------   ----------                                   ----------
Income (loss) before income taxes and
minority interests and extraordinary item.     9,403     (56,143)     (46,740)                                     (39,799)
Provision for (benefit from) income taxes.    (9,374)       (378)      (9,752)          3,831          (1,007)(G)   (6,928)
                                           ----------  ----------   ----------                                   ----------
Income (loss) before minority interests
and extraordinary item ...................    18,777     (55,765)     (36,988)                                     (32,871)
Minority interests in consolidated
subsidiaries..............................    (6,500)                  (6,500)                                      (6,500)

Income (loss) before extraordinary item
and dividends and accretion on             ----------  ----------   ----------     -----------      ---------    ----------
manditorily redeemable preferred stock(H).  $  12,277   $ (55,765)   $ (43,488)     $   21,027       $ (16,910)   $ (39,371)
                                           ----------  ----------   ----------     -----------      ---------    ----------
                                           ----------  ----------   ----------     -----------      ---------    ----------


         See accompanying notes to Pro Forma Condensed Consolidated Statements of Operations.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                      (UNAUDITED)
                                 (DOLLARS IN THOUSANDS)

                                                                Nine Months Ended September 30, 1996
                                          --------------------------------------------------------------------------------
                                                                                  River
                                           Advanced      IVAC                   Divestiture      Transactions    Company
                                            Medical    Holdings    Combined    Adjustments (A)    Adjustments   Pro Forma
                                          -----------------------------------   ---------------   ------------  ----------
Net sales............................       $81,770   $ 170,155     $251,925        $   (373)                    $ 251,552
Cost of sales........................        44,731      98,836      143,567          (2,787)                      140,780
                                          ----------  ----------   ----------                                    ----------
Gross margin.........................        37,039      71,319      108,358                                       110,772
                                          ----------  ----------   ----------                                    ----------
Selling and marketing................        13,167      28,872       42,039            (819)                       41,220
General and administrative...........         8,453      17,479       25,932            (719)        6,102 (B)      31,315



Research and development.............         5,773       7,663       13,436            (199)                       13,237
Restructuring........................           -        17,396       17,396         (17,396)                          -
                                          ----------  ----------   ----------                                    ----------
    Total operating expenses.........        27,393      71,410       98,803                                        85,772
                                          ----------  ----------   ----------                                    ----------
    Income (loss) from operations....         9,646         (91)       9,555                                        25,000
                                          ----------  ----------   ----------                                    ----------
Other income (expense):
    Interest income (C)..............         2,812       2,146        4,958                          (800)(F)       4,158
    Interest expense.................        (6,707)    (13,730)     (20,437)            121       (28,417)(D)     (31,046)
                                                                                                    17,687 (E)
    Other, net.......................           255         -            255                                           255
                                          ----------  ----------   ----------                                    ----------
                                             (3,640)    (11,584)     (15,224)                                      (26,633)
                                          ----------  ----------   ----------                                    ----------
Income (loss) before income taxes....         6,006     (11,675)      (5,669)                                       (1,633)
Provision for income taxes...........         3,218       2,434        5,652           2,782        (6,234)(G)       2,200
                                          ----------  ----------   ----------       ---------     ---------      ----------
Income (loss) before dividends and
accretion on mandatorily redeemable
preferred stock......................       $ 2,788   $ (14,109)    $(11,321)       $ 18,886      $(11,398)      $  (3,833)
                                          ----------  ----------   ----------       ---------     ---------      ----------
                                          ----------  ----------   ----------       ---------     ---------      ----------


       See accompanying notes to Pro Forma Condensed Consolidated Statements of
                                   Operations.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (UNAUDITED)
                               (DOLLARS IN THOUSANDS)

(A) In June 1996, IVAC decided to discontinue River's operations and to divest River's assets. River's primary assets include patents, technologies, trade secrets, inventories and manufacturing equipment.
     As a result of the River Divestiture, pro forma adjustments have been made to eliminate the historical operating results of River and the related income tax impact to IVAC Holdings.

(B) Reflects amortization of increased intangible assets (primarily goodwill) using an estimated useful life of 30 years. No adjustment to cost of sales has been made in the Pro Forma Condensed Consolidated Statements of Operations related to the purchase accounting adjustment made to inventory as it will result in a non-recurring increase to cost of sales when such inventory is sold.

(C) Interest income consists of lease/contract interest income and interest income on actual cash balances.

(D) Reflects interest expense related to the borrowings under the New Credit Facility and the Notes:


                                                                                      Year                Nine Months
                                                                                      Ended                  Ended
                                                                                   Dec. 31, 1995        Sept. 30, 1996
New Credit Factility (at an assumed weighted average interest rate of 8.7%)(1)..    $   16,547             $    12,489
Amortization of issuance costs..................................................           937                     703
Notes (at an interest rate of 9.75%)............................................        19,500                  14,625
Amortization of issuance costs..................................................           800                     600
                                                                                  ------------------------------------
                                                                                    $   37,784             $    28,417
                                                                                  ------------------------------------
                                                                                  ------------------------------------

-------------------
(1) For the year ended December 31, 1995 and eight months of the nine months ended September 30, 1996, excludes interest expense related to $11,000 of borrowings under the New Credit Facility used to repay borrowings under the Existing Credit Facility incurred in connection with the repurchase of certain European distribution rights on August 30, 1996.

(E) Reflects elimination of interest expense, including amortization of debt issuance costs in connection with the Refinancing, the Debt Tender Offer and Consent Solicitation, and the Junior Notes Repayment:


                                                                                  Year              Nine Months
                                                                                  Ended                Ended
                                                                              Dec. 31, 1995        Sept. 30, 1996
IMED Existing Credit Facility.....................................             $     1,166          $      1,055
Advanced Medical 15% subordinated debentures (1)..................                   3,616                 2,548
$37,500 convertible notes payable.................................                   1,378                 2,068
IVAC existing credit facility(2)..................................                   3,286                 1,188
Existing Senior Notes.............................................                   1,465                 7,465
Junior subordinated notes of IVAC Holdings........................                   3,961                 3,363
Bridge Notes of IVAC Medical Systems(3)...........................                  13,131                   -
                                                                             ------------------------------------
                                                                               $    28,003          $     17,687
                                                                             ------------------------------------
                                                                             ------------------------------------


(1) The Advanced Medical 15% debentures were issued in connection with two debt exchange transactions during 1995 whereby approximately $43,800 of Advanced Medical 7-1/4% convertible subordinated debentures were exchanged for approximately $21,900 of the 15% subordinated debentures ("Debt Exchange"). As a result, the elimination of interest expense above includes the elimination of the actual interest expense and debt issuance costs amortization on $43,800 of the Advanced Medical 7-1/4% convertible debentures up through the time of exchange to 15% debentures.

(2) In addition to interest on the $15,000 of indebtedness outstanding at September 30, 1996 under IVAC's existing credit facility that was repaid in the Refinancing, the elimination of interest expense related to IVAC includes interest on $14,000 of bank debt which was repaid with the proceeds received from the issuance of the Existing Senior Notes by IVAC Medical Systems during November 1995.

(3) Bridge Notes of IVAC Medical Systems were repaid in full with the proceeds from the issuance of the Existing Senior Notes in November 1995. Accordingly, all interest expense and write-off and amortization of debt issuance costs related to the bridge notes have been eliminated in the Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995.

Pro forma interest expense does not reflect interest savings attributable to the repayment of approximately $25,000 principal amount of IVAC debt in November 1995 with the proceeds of the sale of IVAC's San Diego manufacturing and office facility. Assuming the sale had occurred at January 1, 1995, interest expense would have been reduced by $3,159 for the year ended December 31, 1995.

(F) Reflects elimination of interest income earned on the proceeds from a $25,000 convertible note payable to Decisions Inc. received by Advanced Medical in December 1995.

(G) Reflects adjustment to income tax expense related to the Transactions. The pro forma income tax expense represents the expected income taxes on the pro forma pretax income (loss) which is primarily foreign taxes, offset in 1995 by an income tax benefit of $10,528 recognized by Advanced Medical resulting from a release of the Company's valuation allowance on its deferred income tax assets.

(H) For the year ended December 31, 1995, Advanced Medical recorded, as an extraordinary item, a gain on early retirement of debt, net of taxes of $15,177 in connection with the Debt Exchange.

    (c)  EXHIBITS

     The required exhibits were previously filed in the Form 8-K.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ADVANCED MEDICAL, INC.
                                         (Registrant)


Date: February 7, 1997               By:  /s/ Joseph W. Kuhn
                                          ---------------------------------
                                          Joseph W. Kuhn
                                          Executive Vice President